                   SkyWay Communications Holding Corp. Selects
                       Cisco Aironet Series Access Points

CLEARWATER, Fla. -- Nov. 08, 2004 -- SkyWay Communications Holding Corp.
(OTCBB:SWYC - News), and its wholly-owned subsidiary, SkyWay Aircraft Inc., today announced the selection of Cisco Systems Inc. to provide its Cisco Aironet wireless local area network (LAN) Access Points (AP) for implementation of
SkyWay's in-flight wireless communications.

SkyWay's DC-9 airborne test aircraft, "Stars and Stripes," currently is equipped with several Cisco Aironet 1200 Series Access Points supporting IEEE 802.11b/g, which are capable of providing wireless communications at speeds of up to
54Mbps. The installation of the Aironet 1200 Series AP was approved for installation and utilization during flights on Stars and Stripes.

According to Marisol Casablanca, SkyWay Vice President of Product & Business
Development, "The wireless access point is an important component of our in-flight product offering. Cisco is a world-class organization, and we are delighted to be able to utilize their technology as part of our in-flight wireless communications solution."

The wireless communications inside the aircraft enable the passengers to access the Internet, communicate via e-mail and download movies on-demand. SkyWay plans to add several new applications to the system as the company prepares to install its In-Flight Broadband Connection (IBC) commercially.

The number of access points and antennas installed for commercial aviation will vary depending on the size of the aircraft.

SkyWay also anticipates the utilization of additional Cisco technologies for other aspects of SkyWay's business including ground operations.

"The utilization of wireless communications inside commercial aviation aircraft in the United States is going to happen sooner than predicted by industry experts," said Brent Kovar, President of SkyWay Communications Holding Corp.
"The airline industry and the passengers are ready and waiting for this product with great anticipation. Thanks to technology leaders such as SkyWay and Cisco, passengers soon will enjoy high-speed wireless Internet access while onboard an aircraft."

In addition to purchasing Cisco Aironet Series Access Points, SkyWay recently purchased several types of Cisco IP phones including the Cisco 7970 supported by
Cisco CallManager. SkyWay utilized the Cisco VoIP system to complete a VoIP call from the airborne Stars and Stripes to SkyWay's headquarters in Clearwater, Fla.
A return call was then made from the ground to the aircraft, and a conference call was initiated. "SkyWay's test utilizing Cisco's VoIP system was a complete success. All of the calls were crystal clear, and were transmitted over SkyWay's proprietary network," Kovar said. "We look forward to a long and mutually beneficial relationship with Cisco."

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About SkyWay Communications Holding Corporation

SkyWay Communications Holding Corp. is a Clearwater, Fla. based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment through its wholly owned subsidiary Sky Way Aircraft, Inc. Sky Way Aircraft is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United
States. Based on the final upgrading of a previous airborne telephone and communications network, Sky Way Aircraft intends to provide broadband connectivity between the ground and in-flight aircraft throughout the United
States using technology that provides a broadband high-speed data transmission.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

SkyWay Communications Holding Corp., Clearwater Steve Klein, (727)324-2423 ext.
2480 http://www.skywayaircraftsecurity.com

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